EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

Williamsburg, Virginia

We consent to the incorporation by reference of our report dated January 10, 2007, with respect to the financial statements of Hilton Jacksonville Riverfront Hotel included elsewhere herein, in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130664) of MHI Hospitality Corporation; and
(2)	Registration Statement (Form S-8 No. 333-121478) pertaining to the securities to be offered to employees in employee benefit plans.

/s/ PKF Witt Mares, PLC
PKF Witt Mares, PLC

Williamsburg, Virginia

February 5, 2007